EXHIBIT 21.1

SKILLSOFT CORP. AND SUBSIDIARIES
As of April 4, 2022
	Incorporation	Ownership*
Name	Delaware, USA
Skillsoft Corp.	Delaware, USA	100%
Skillsoft Finance I, Inc.	Delaware, USA	100%
Skillsoft Finance II, Inc.	Delaware, USA	100%
Albert DE Holdings Inc.	Delaware, USA	100%
Albert US Holdings Inc.	Delaware, USA	100%
GK Holdings, Inc.	Delaware, USA	100%
Global Knowledge Training LLC	Delaware, USA	100%
Develop.com Holdings LLC	Delaware, USA	100%
Develop.com LLC	Delaware, USA	100%
D2i Edutech Private Limited	India	99%
Global Knowledge Holdings B.V.	Netherlands	100%
Global Knowledge Asia Holdings B.V.	Netherlands	100%
Global Knowledge SG PTE, Ltd.	Singapore	100%
Global Knowledge Belgium BVBA	Belgium	99%
Global Knowledge Denmark ApS	Denmark	100%
Global Knowledge FZ LLC	United Arab Emirates	100%
Global Knowledge (SAE)	Egypt	100%
Global Knowledge ME FZ-LLC	United Arab Emirates	100%
Global Knowledge Network France SAS	France	100%
Global Knowledge Network Netherlands B.V.	Netherlands	100%
Global Knowledge Belgium BVBA	Belgium	1%
Global Knowledge Network Netherlands VOF	Netherlands	5%
Global Knowledge Network Netherlands VOF	Netherlands	95%
Global Knowledge Network Spain SLU	Spain	100%
Global Knowledge Network Training Ltd.	United Kingdom	100%
GK Apprenticeships Limited	United Kingdom	100%
Global Knowledge Network (Canada) Inc.	Canada	100%
Codecademy, LLC	Delaware, USA	100%
Software Luxembourg Intermediate S.a r.l.	Luxembourg	100%
Software Luxembourg Acquisition S.a r.l.	Luxembourg	100%
Pointwell Limited	Ireland	100%
SSI Investments I Limited	Ireland	100%
SSI Investments II Limited	Ireland	100%
SSI Investments III Limited	Ireland	100%
Skillsoft Limited	Ireland	100%
Skillsoft (US) Corporation	Delaware, USA	100%
Amber Holdings Inc.	Delaware, USA	100%
SumTotal Systems LLC	Delaware, USA	100%
Accero Canada Corp.	Nova Scotia, Canada	100%
Accero, Inc.	Delaware, USA	100%
Cybershift Holdings Inc.	Delaware, USA	100%
Cybershift, Inc.	Ontario, Canada	100%
SumTotal Systems ANZ Pty. Ltd.	Australia	100%
SumTotal Systems Canada Limited	Nova Scotia, Canada	100%
SumTotal Systems India Private Limited	India	99.990%
SumTotal Systems Japan	Japan	100%
SumTotal Systems Netherlands B.V.	Netherlands	100%
SumTotal Systems France SAS	France	100%
SumTotal Systems GmbH	Germany	100%
SumTotal Systems U.K. Limited	United Kingdom	100%
SumTotal Systems India Private Limited	India	0.010%
Element K India Private Limited	India	99.997%
Pluma, Inc.	Delaware, USA	100%
Skillsoft Asia Pacific Pty Ltd	Australia	100%
Skillsoft Software Services India Private Limited	India	0.010%
Skillsoft Canada, Ltd.	New Brunswick, Canada	45%
Skillsoft France S.a r.l.	France	99.146%
Skillsoft Hong Kong Limited	Hong Kong	100%
Skillsoft Receivables Financing LLC	Delaware, USA	100%
Skillsoft Asia Pacific Pte Ltd	Singapore	100%
Beijing Skillsoft Consulting Co., Ltd	China	100%
Element K. India Private Limited	India	.003%
Skillsoft Software Services India Private Limited	India	99.990%
Skillsoft Canada, Ltd.	New Brunswick, Canada	55%
Skillsoft France S.a r.l.	France	0.854%
Skillsoft Ireland Limited	Ireland	100%
Skillsoft Group France SAS	France	100%

Skillsoft Digital (France) SAS	France	100%
Thirdforce Group Limited	Ireland	100%
MindLeaders Ireland Learning Limited	Ireland	100%
MindLeaders, Inc.	Delaware, USA	100%
Skillsoft New Zealand Limited	New Zealand	100%
Skillsoft Services Company LLC	Delaware, USA	100%
Skillsoft U.K. Limited	United Kingdom	100%
Skillsoft NETg GmbH	Germany	100%

*Ownership percentages relate to that of the entity directly above, with indentation used to reflect intermediary levels of ownership.